Exhibit 10.1

AMENDED AND RESTATED

PARTICIPATION AGREEMENT

BY AND AMONG

ADMIRAL A HOLDING L.P.,

TE ADMIRAL A HOLDING L.P.,

COLT ADMIRAL A HOLDING L.P.

AND

EXCO OPERATING COMPANY, LP

DATED JULY 25, 2016

Table of Contents
ARTICLE 1 DEFINITIONS	1

ARTICLE 2 TRANSFERS; TERM	3
2.1 Settlement Transfer	3
2.2 EXCO Settlement Obligations	3
2.3 KKR Settlement Obligations	3
2.4 Term; Termination	4

ARTICLE 3 INTENTIONALLY OMITTED	4

ARTICLE 4 INTENTIONALLY OMITTED	4

ARTICLE 5 OPERATIONS	4
5.1 Operating Agreement	4

ARTICLE 6 INTENTIONALLY OMITTED	4

ARTICLE 7 INTENTIONALLY OMITTED	4

ARTICLE 8 INTENTIONALLY OMITTED	4

ARTICLE 9 INTENTIONALLY OMITTED	4

ARTICLE 10 INTENTIONALLY OMITTED	4

ARTICLE 11 INTENTIONALLY OMITTED	5

ARTICLE 12 NOTICES	5
12.1 Notices	5

ARTICLE 13 MISCELLANEOUS	6
13.1 Entire Agreement	6
13.2 Amendments	6
13.3 Waiver	6
13.4 KKR Representative	6
13.5 Applicable Law; Venue	7
13.6 Jury Waiver	7
13.7 Expenses	8
13.8 Limitation on Damages	8
13.9 Relationship of Parties	8
13.10 Severability	8
13.11 Successors and Assigns	8
13.12 Announcements	8
13.13 Confidentiality	9
13.14 Further Assurances	9
13.15 Counterpart Execution	9
13.16 References and Construction	9

i

Exhibits and Schedules

Exhibit A	–	Leasehold Leases
Exhibit B-1	–	Wells
Exhibit B-2	–	Wellbore Leases
Exhibit C-1	–	Leasehold Assignment
Exhibit C-2	–	Wellbore Assignment
Exhibit D	–	Operating Agreement

ii

AMENDED AND RESTATED PARTICIPATION AGREEMENT

THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT is made and entered into this 25th day of July, 2016 (the “Execution Date”), by and between Admiral A Holding L.P., a Delaware limited partnership (“Admiral A”), TE Admiral A Holding L.P., a Delaware limited partnership (“Admiral TE”), Colt Admiral A Holding L.P., a Delaware limited partnership (“Admiral Colt”), and EXCO Operating Company, LP, a Delaware limited partnership (“EXCO”). Capitalized terms used herein that are not defined in the other provisions of this Agreement have the respective meanings set forth in Article 1. EXCO, Admiral A, Admiral TE and Admiral Colt, may be referred to herein collectively as the “Parties” or individually as a “Party.”

RECITALS

A. Admiral A, Admiral B Holding L.P., a Delaware limited partnership (“Admiral B”), and EXCO entered into that certain Participation Agreement, dated July 31, 2013 (as amended by Amendment No. 1 to the Participation Agreement, effective July 31, 2013, and Amendment No. 2 to the Participation Agreement, effective June 1, 2015, the “Original PA”) to govern their rights and obligations with respect to the acquisition and development of certain oil and gas leases.

B. Pursuant to (i) that certain assignment dated effective January 1, 2014, Admiral A assigned, among other assets, 3.19529% of its interest in and to the Original PA to Admiral TE and 50.00000% of its interest in and to the Original PA to Admiral Colt and (ii) that certain Certificate of Merger dated effective July 1, 2014, Admiral Colt merged with and into Admiral B with Admiral Colt being the sole surviving entity.

C. Admiral A, Admiral TE, Admiral Colt and EXCO have entered into that certain Confidential Settlement Agreement and Release, dated as of the Execution Date (the “Settlement Agreement”), pursuant to which, among other things, the Parties desire to amend and restate the Original PA in its entirety as provided herein (as so amended and restated, and as amended from time to time, this “Agreement”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

ARTICLE 1

DEFINITIONS

When not otherwise defined in the body of this Agreement, the following terms will have the below defined meaning:

“Admiral A” has the meaning set forth in the Preamble.

“Admiral B” has the meaning set forth in the Recitals.

“Admiral Colt” has the meaning set forth in the Preamble.

“Admiral TE” has the meaning set forth in the Preamble.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such specified Person through one or more intermediaries or otherwise.

“Agreement” has the meaning set forth in the Recitals.

“Assets” means the Leases and the Wells.

“Business Day” means any calendar day except Saturdays, Sundays and U.S. federal holidays.

“Control” and “Controlled by” mean the ability (directly or indirectly through one or more intermediaries) to direct or cause the direction of the management or affairs of a Person, whether through the ownership of voting interests, by contract or otherwise.

“Conveyed Properties” has the meaning set forth in the Settlement Agreement.

“Delegated Matters” has the meaning set forth in Section 13.4.

“EXCO” has the meaning set forth in the Preamble.

“Execution Date” has the meaning set forth in the Preamble.

“Governmental Authority” means any nation or state and any political subdivision thereof and any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

“KKR” means Kohlberg Kravis Roberts & Co. L.P., a limited partnership formed and existing under the Laws of Delaware.

“KKR Parties” means Admiral A, Admiral TE and Admiral Colt, and “KKR Party” means any of them.

“KKR Representative” has the meaning set forth in Section 13.4.

“Laws” means all applicable statutes, writs, laws, rules, regulations, ordinances, orders, judgments, injunctions, awards, determinations or decrees of a Governmental Authority.

“Leases” means any lease listed on Exhibit A or Exhibit B-2.

“Operating Agreement” has the meaning set forth in Section 5.1.

“Original PA” has the meaning set forth in the Recitals.

“Party” means EXCO, on the one hand, or the KKR Investors, on the other hand, and “Parties” means all of them.

“Person” means any person, entity, partnership, joint venture, limited liability company, corporation or other form of enterprise.

“Settlement Agreement” has the meaning set forth in the Recitals.

“Termination Date” has the meaning set forth in Section 2.4.

“Third Party Agreement” has the meaning set forth in Section 5.1.

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“Well” means any well listed on Exhibit B-1.

ARTICLE 2

TRANSFERS; TERM

2.1 Settlement Transfer. The Parties acknowledge and agree that in connection (and contemporaneously) with the execution of the Settlement Agreement and the amending and restating of the Original PA, EXCO has transferred the Conveyed Properties to KKR as provided herein.

2.2 EXCO Settlement Obligations. On the Execution Date, EXCO has executed and acknowledged, where applicable, and delivered (or caused to be delivered) to KKR Representative the following:

(a) the Leasehold Assignment in sufficient counterparts to facilitate recording;

(b) the Wellbore Assignment in sufficient counterparts to facilitate recording;

(c) the Operating Agreement; and

(d) recording memoranda of the Operating Agreement in sufficient counterparts to facilitate recording.

2.3 KKR Settlement Obligations. On the Execution Date, KKR or KKR Representative has executed and acknowledged, where applicable, and delivered (or caused to be delivered) to EXCO, unless waived by EXCO, the following:

(a) the Leasehold Assignment in sufficient counterparts to facilitate recording;

(b) the Wellbore Assignment in sufficient counterparts to facilitate recording;

(c) the Operating Agreement; and

(d) recording memoranda of the Operating Agreement in sufficient counterparts to facilitate recording.

2.4 Term; Termination. Unless otherwise agreed in writing by the Parties, this Agreement shall terminate without further action of the Parties upon the date that is the 30th day following the Parties’ agreement (or deemed agreement) upon the Final Settlement Statement (such date, the “Termination Date”). On or before the Termination Date, each Party shall execute, acknowledge and deliver in sufficient counterparts to facilitate recording, a termination of memorandum of Participation Agreement. Following the Termination Date, this Agreement shall be void and have no further force and effect.

ARTICLE 3

INTENTIONALLY OMITTED

ARTICLE 4

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ARTICLE 5

OPERATIONS

5.1 Operating Agreement. The Assets shall be subject to and governed by an operating agreement substantially in the form attached as Exhibit D (the “Operating Agreement”); provided that in the event any portion of the Leases and/or the Wells is governed by a Third Party operating agreement (a “Third Party Agreement”), then such portion of the Leases and/or the Wells shall be governed by such Third Party Agreement in lieu of the Operating Agreement as between the Parties, on one hand, and the Third Party, on the other hand. Notwithstanding the foregoing, the Operating Agreement shall apply between the Parties irrespective of whether a Third Party Agreement affects any portion of the Leases and/or the Wells. In the event of any conflict or inconsistency between the terms of this Agreement and any Operating Agreement, this Agreement shall prevail to the extent of such conflict; provided that the inclusion in any Operating Agreement of terms and provisions not addressed in this Agreement shall not be deemed a conflict, and all such additional provisions shall be given full force and effect, subject to the provisions of this Section 5.1.

ARTICLE 6

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ARTICLE 7

INTENTIONALLY OMITTED

ARTICLE 8

INTENTIONALLY OMITTED

ARTICLE 9

INTENTIONALLY OMITTED

ARTICLE 10

INTENTIONALLY OMITTED

ARTICLE 11

INTENTIONALLY OMITTED

ARTICLE 12

NOTICES

12.1 Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as indicated below, and any communication or delivery hereunder shall be deemed to have been duly delivered and received upon the earliest of: (i) if by personal delivery, then upon actual receipt by the Party to be notified if received during business hours on a Business Day or, if not received during business hours on a Business Day, then on the next Business Day; (ii) if delivered by U.S. Postal Service, certified mail, postage prepaid, return receipt requested, then upon the date shown as received on the return notice; (iii) if by facsimile transmission, then upon confirmation by the recipient of receipt (including electronic confirmation) if received during business hours on a Business Day or, if not received during business hours on a Business Day, then on the next Business Day, or (iv) if by Federal Express overnight delivery (or other reputable overnight delivery service), then the date shown on the date of delivery if such date is a Business Day or if such date is not a Business Day, then on the next Business Day. Addresses for all such notices and communication shall be as follows:

To EXCO:	EXCO Resources, Inc.
12377 Merit Drive
Dallas, Texas 75251
Attention: Chief Financial Officer
Facsimile: 214-368-2087

With a copy to:	EXCO Resources, Inc.
12377 Merit Drive
Dallas, Texas 75251
Attention: General Counsel
Facsimile: 214-368-2087

To KKR Parties:	Admiral A Holding L.P.
Admiral B Holding L.P.
600 Travis Street, Suite 7200
Houston, TX 77002
Attention: Dash Lane
Facsimile: (713) 583-9430

With a copy to:	RPM Energy Management LLC
600 Travis Street, Suite 7225
Houston, Texas 77002
Attention: Land Department
Email: admiral_notices@rpm-energy.com

With a copy to:	Kirkland & Ellis LLP
600 Travis Street
Suite 3300
Houston, TX 77002
Attention: Anthony Speier, P.C.; David Castro Jr.
Facsimile: (713) 835-3601

Any Party may, upon written notice to the other Parties, change the address and Person to whom such communications are to be directed.

ARTICLE 13

MISCELLANEOUS

13.1 Entire Agreement. This Agreement, the Settlement Agreement and the Operating Agreement, together with the Exhibits, Schedules and Annexes attached hereto and thereto, constitute the entire agreement between the Parties, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

13.2 Amendments. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by both Parties.

13.3 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver, unless otherwise expressly provided.

13.4 KKR Representative. For purposes of this Agreement, each KKR Party, without any further action, shall be deemed to have consented to the appointment of RPM Energy Management, LLC, as its representative (in such capacity, the “KKR Representative”), as the attorney-in-fact for and on behalf of each such KKR Party, with respect to the exercise of any election or other action that the KKR Parties are required or permitted to make or take on behalf of the KKR Parties, as the case may be, under the terms of this Agreement (the “Delegated Matters”). The KKR Parties (and their respective successors and assigns) may terminate the appointment of the KKR Representative to act on their behalf under this Agreement by providing written notice to EXCO and the KKR Representative; provided that in the event of any such termination prior to the expiration of the term, then prior to such termination, the KKR Parties (and/or their respective successors and assigns) must designate an alternative Person to serve as KKR Representative. Until the expiration of the term, each KKR Party (and their respective successors and assigns) will be bound by all actions taken and decisions made by the KKR Representative in connection with this Agreement with respect to the Delegated Matters. The Parties acknowledge and agree that (a) the KKR Representative’s actions and omissions with respect to the Delegated Matters are taken or made solely in its capacity as an agent and representative of the applicable KKR Parties, (b) EXCO shall be entitled to rely upon the KKR Representative’s decisions with respect to the Delegated Matters and shall have no obligation to independently verify with any other KKR Party (or its respective successors and assigns) such decisions, and (c) the KKR Representative is a third party beneficiary of this sentence.

13.5 Applicable Law; Venue. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, USA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES AGREE THAT THE APPROPRIATE, EXCLUSIVE AND CONVENIENT FORUM FOR ANY DISPUTES BETWEEN ANY OF THE PARTIES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE IN ANY STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS, AND EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS SOLELY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. THE PARTIES FURTHER AGREE THAT THE PARTIES SHALL NOT BRING SUIT WITH RESPECT TO ANY DISPUTES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY COURT OR JURISDICTION OTHER THAN THE ABOVE SPECIFIED COURTS. THE PARTIES FURTHER AGREE, TO THE EXTENT PERMITTED BY LAW, THAT A FINAL AND NON-APPEALABLE JUDGMENT AGAINST A PARTY IN ANY ACTION OR PROCEEDING CONTEMPLATED ABOVE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE OF THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND AMOUNT OF SUCH JUDGMENT. EXCEPT TO THE EXTENT THAT A DIFFERENT DETERMINATION OR FINDING IS MANDATED DUE TO THE APPLICABLE LAW BEING THAT OF A DIFFERENT JURISDICTION, THE PARTIES AGREE THAT ALL JUDICIAL DETERMINATIONS OR FINDINGS BY A STATE OR FEDERAL COURT IN HARRIS COUNTY, TEXAS WITH RESPECT TO ANY MATTER UNDER THIS AGREEMENT SHALL BE BINDING.

13.6 Jury Waiver. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT

EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13.7 Expenses. All fees, costs and expenses incurred by the Parties in negotiating this Agreement or in consummating the transactions contemplated hereunder shall be paid by the Party incurring same, including legal and accounting fees, costs and expenses. Any sales tax, transfer tax, documentary tax or recording fees or other charges relating to an assignment made pursuant to this Agreement shall be paid for and borne by the assignee.

13.8 Limitation on Damages. EACH PARTY HEREBY EXPRESSLY WAIVES, RELEASES AND DISCLAIMS ANY AND ALL RIGHTS TO RECOVER FROM ANY OTHER PARTY ANY CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE, EXEMPLARY OR LOSS OF PROFIT DAMAGES RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR ANY BREACH OF OR FAILURE TO PERFORM UNDER THIS AGREEMENT, INCLUDING LOST SALES, INCOME, REVENUE, PRODUCTION, RESERVES OR OPPORTUNITY.

13.9 Relationship of Parties. This Agreement is not intended to create, and shall not be construed to create, an association for profit, a trust, a joint venture, a mining partnership or other relationship of partnership, or entity of any kind between the Parties.

13.10 Severability. It is the intent of the Parties that the provisions contained in this Agreement shall be severable. If any provisions of this Agreement, in whole or in part, are held invalid as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion; provided that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Law.

13.11 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

13.12 Announcements. The Parties shall consult with each other with regard to all press releases and other announcements concerning (i) this Agreement or (ii) the operations within the Leases to the extent such press releases or announcements make reference to the name of the other Party and, except (i) as may be required by Laws or the applicable rules and regulations of any governmental agency or stock exchange, or (ii) disclosures to any Party’s potential or existing financing sources or institutional investors or as otherwise permitted pursuant to Section 13.13, neither Party shall issue any such press release or make any other announcement without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

13.13 Confidentiality. The Parties shall keep the terms of this Agreement and all Exhibits and Schedules hereto confidential and not disclose the same to any other Person without the prior written consent of the other Party; provided that the foregoing shall not apply to (i) disclosures required by Law, regulation, securities exchange rules or order or decree of any Governmental Authority, or (ii) disclosures to a Party’s partners, members, directors, officers, employees, financial advisors, accountants, consultants, attorneys, banks and other potential financing sources, institutional investors, agents, nominees, representatives, Persons to which a Party may transfer its rights and obligations under this Agreement and prospective purchasers of property, as well as their respective representatives, advisors, attorneys and consultants (provided that such Persons (other than the KKR Parties’ or its Affiliates’ prospective investors) likewise agree to keep this Agreement and all Exhibits and Schedules hereto confidential).

13.14 Further Assurances. From time to time after the Execution Date, the Parties shall each execute, acknowledge and deliver to the other such further instruments and take such other action as may be reasonably requested in order to more effectively assure the other of the benefits and enjoyment intended to be conveyed under this Agreement, and otherwise to accomplish the purposes of the transactions contemplated hereby.

13.15 Counterpart Execution. This Agreement may be executed in counterparts, each of which shall be deemed an original, and both of which taken together shall constitute one agreement.

13.16 References and Construction. In this Agreement:

(a) References to any gender includes a reference to all other genders;

(b) References to the singular includes the plural, and vice versa;

(c) References to any Article or Section means an Article or Section of this Agreement;

(d) References to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

(e) Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement;

(f) “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term and are used in an illustrative sense and not a limiting sense;

(g) The headings contained in this Agreement are for guidance and convenience of reference only, and shall not limit or otherwise affect any of the terms or provisions of this Agreement; and

(h) No consideration shall be given to the fact or presumption that one Party had a greater or lesser hand in drafting this Agreement.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, this Agreement is executed by the Parties on the Execution Date.

ADMIRAL A HOLDING L.P.		EXCO OPERATING COMPANY, LP

By:	Admiral A Holding GP LLC, its general partner	By:	EXCO PARTNERS OLP GP, LLC, its general partner

By:	/s/ David Rockecharlie	By:	/s/ Harold Hickey
Name:	David Rockecharlie	Name:	Harold Hickey
Title:	Vice President	Title:	Chief Executive Officer & President

TE ADMIRAL A HOLDING L.P.		COLT ADMIRAL A HOLDING L.P.

By: TE Admiral A Holding GP LLC,		By: Colt Admiral A Holding GP LLC,
its general partner		its general partner

By:	/s/ David Rockecharlie	By:	/s/ David Rockecharlie
Name:	David Rockecharlie	Name:	David Rockecharlie
Title:	Vice President	Title:	Vice President